UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2016

024 PHARMA, INC.

(Exact name of registrant as specified in its charter)

New Jersey	333-120490	20-1862731
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

224 Datura Street, West Palm Beach, FL, 33401

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: (732) 696-9333

B GREEN INNOVATIONS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On July 19, 2016, the Registrant reported in Form 8-K that a Change in Control occurred on July 19, 2016, due to Company's largest shareholder, President and CEO, Jerome Mahoney, selling 761,922 shares of the Company's 3% Series A Preferred Stock (the “Preferred Stock”) to the Mina Mar Group, Inc (c/o Miro Zecevic). Such shares represent 100% of the Company's total issued and outstanding shares of 3% Series A Preferred stock.

However, the actual date of the Change of Control was August 1, 2016. This was the date that the Company’s Amendment to the Certificate of Incorporation was accepted by the State of New Jersey (the “Amendment”). This Amendment provided voting rights to the holders of the Preferred Stock, thereby triggering a Change in Control of the Registrant.

Additionally, the original Form 8-K stated that the Mina Mar Group, Inc (c/o Miro Zecevic), purchased the Preferred Stock from Mr. Mahoney. This was incorrect. Instead, the Preferred Stock was purchased by Miro Zecevic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2020

By: /s/ Miro Zecevic
Name: Miro Zecevic Title: Chief Executive Officer